Confirmation Form

If you want to continue your order for stock of Gouverneur Bancorp, Inc., you must sign this form and return it to Gouverneur Savings and Loan Association, 42 Church Street, Gouverneur, New York 13642 so that it is received no later than January ___, 1999. By signing this form, you acknowledge that you have received the Prospectus Supplement dated December ____, 1998.

This form must be signed by at least one of the original subscribers who signed the original order form for the purchase of stock.

I/we _____________________________ [fill in your name(s)] request that my/our order for common stock of Gouverneur Bancorp, Inc. as previously submitted be continued. I/we understand that once this form is submitted, the order cannot be changed or canceled before _____________________, 1999. Subscription funds will continue to earn interest as described in the prospectus. For questions or help in completing this form, please call 315-287-4293.

This form applies to all orders submitted by the person(s) signing below, including orders submitted as trustee, custodian or in any representative capacity as well as individual and joint orders.


                                        ------------------------------------
                                        Signature of at least one subscriber


                                        ------------------------------------
                                        Print name signed above


                                        ------------------------------------
                                        Daytime telephone number
                                        (in case there are any questions)


      THE SHARES OF COMMON STOCK OF THE COMPANY ARE NOT SAVINGS ACCOUNTS OR
        DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT
            INSURANCE CORPORATION OR BY ANY OTHER GOVERNMENT AGENCY.

             Questions and Answers About Our Revised Stock Offering

                     GOUVERNEUR SAVINGS AND LOAN ASSOCIATION

                                   * * * * * *
                            GOUVERNEUR BANCORP, INC.

                      URGENT NOTICE: IF YOU HAVE AN ORDER
              AND YOU DO NOT WANT IT TO BE AUTOMATICALLY CANCELED,
      YOU MUST RETURN A CONFIRMATION FORM NO LATER THAN JANUARY ___, 1999.

                QUESTIONS AND ANSWERS ABOUT OUR REVISED OFFERING

WHY DID THE BANK CHANGE THE OFFERING?

     We changed the offering because prices for bank and savings institution stocks declined and because we did not receive orders for enough stock.

WHAT WAS CHANGED?

     We reduced the amount of stock we are selling because the estimated value of the stock as determined by an independent appraiser has declined.

DOES THE REDUCED APPRAISAL MEAN THE STOCK IS LESS ATTRACTIVE?

     NO! We don't believe that this is a less attractive deal for stockholders. It is a little like a pie cut up into slices. The slices are like shares of stock Under the revised offering, the pie is cut into fewer slices (less shares) so each slice is larger. However, the price for the larger slice is the same as the price for the smaller slice under the original terms of the offering.

CAN YOU TRANSLATE THIS INTO DOLLARS?

     In the original Prospectus, we disclosed "pro forma" earnings per share and "pro forma" book value per share. These were estimates. We have now prepared new "pro forma" data based on the reduced appraisal, reduced estimated earnings because interest rates have declined, increased expenses and our financial results through September 30, 1998. At the minimum of the Valuation Range, the pro forma earnings per share have increased from $0.21 to $0.29 and the pro forma book value per share has increased from $5.31 to $6.47. These are estimates and should not be used to predict future results. However, they may help to compare the original and the amended value.

     The following tables show estimated pro forma earnings per share and net income per share data comparing the original valuation with the amended valuation. For a description of the assumptions used, see page ___ of the Prospectus Supplement dated December ___, 1998.

EARNINGS PER SHARE COMPARISON

[Bar Chart - - Graphical Representation]

ANNUALIZED PRO FORMA EARNINGS PER SHARE

At                         At               At                At 15% Above
Minimum                    Midpoint         Maximum           Maximum

Amount Sold

[ ]Original Valuation   [ ] Amended Valuation

BOOK VALUE PER SHARE COMPARISON

[Bar Chart - - Graphical Representation]

PRO FORMA BOOK VALUE PER SHARE
($5.00 per share purchase price)

At                         At               At                At 15% Above
Minimum                    Midpoint         Maximum           Maximum


[ ]Original Valuation   [ ] Amended Valuation

I WANT TO BUY STOCK. WHAT DO I DO?

     If you don't already have an order, you must submit a Supplemental Order Form. You must pay for the new order with a check, money order or with a withdrawal authorization from an account at our Bank. The deadline for submitting orders is 5:00 pm on February ___, 1999. The order must be submitted to the Bank at 42 Church Street, Gouverneur, New York 13642.

I HAVE ALREADY SUBSCRIBED FOR STOCK. DO I HAVE TO DO ANYTHING?

     If you do not want to change your order, you must submit a Confirmation Form no later than January ___, 1999. If you want to increase your order, please submit a Supplemental Order Form for the increased amount.

I WANT TO RESCIND MY ORDER. WHAT DO I DO?

     You do not have to do anything. If you do not confirm your order by January ___, 1999, your order will be canceled. Any money you pay will be refunded and any withdrawal authorization will be canceled.

HOW MUCH STOCK WILL BE SOLD?

     We don't know yet. There is a range from $5.3 million to $7.2 million, with a possible increase to $8.3 million. We may sell any amount within that range depending upon the number of orders received, market conditions, decisions of the Office of Thrift Supervision, and other factors.

HOW CAN I GET MORE INFORMATION?

     There is a Supplement dated December __, 1998 which gives detailed information about the changes. It also includes recent financial information. Read it before you decide whether to purchase stock.

IF I HAVE ANY QUESTIONS, WHO SHOULD I CONTACT?

     If you have questions, you can call us at our Stock Center at 315-287-4293. You can also visit the Stock Center at our main office at 42 Church Street in Gouverneur.

WILL MY SUBSCRIPTION FUNDS EARN INTEREST WHILE THE OFFERING IS IN PROGRESS?

     YES! If you pay by check, you will earn interest at 3.5% per year until the offering is completed or canceled. If you authorize a withdrawal from an account at the Bank, the money will continue to earn interest at the rate for that account.

CAN I REVOKE MY NEW ORDER?

     New orders cannot be revoked unless the offering is not completed by ____________, 1999.

HOW ABOUT FDIC INSURANCE?

     The Common Stock of Gouverneur Bancorp, Inc. is not a deposit or an account and is not insured by the FDIC or any other government agency.

WHAT IS FIRST ALBANY'S ROLE IN THE REORGANIZATION?

     First Albany is an investment banking firm that is helping Gouverneur Savings and Loan to sell the stock of Gouverneur Bancorp, Inc. First Albany also expects to be a market maker in the stock of Gouverneur Bancorp after the Reorganization.

Important Reminder - If you have an existing order and you do not want to cancel, you must return the Confirmation Form no later than January ___, 1999. If you need any help with the Confirmation Form, call us at 315-287-4293.

Dear Stock Subscriber:

     We want to thank you for your subscription to buy stock of Gouverneur Bancorp, Inc. We also want you to know that the appraisal used to determine the amount of stock we are selling has been reduced. We believe that this reduction means that the stock of Gouverneur Bancorp, Inc. will provide greater benefit to subscribers.

     UNDER SECURITIES AND EXCHANGE COMMISSION POLICY, WE MUST CANCEL YOUR ORDER AND RETURN YOUR SUBSCRIPTION FUNDS (OR CANCEL ANY WITHDRAWAL AUTHORIZATION FROM YOUR ACCOUNT AT OUR BANK) IF YOU DO NOT CONFIRM YOUR ORDER. THEREFORE, IF YOU WANT YOUR ORDER TO REMAIN EFFECTIVE, YOU MUST RETURN THE ENCLOSED CONFIRMATION FORM NO LATER THAN JANUARY __, 1999. THE FORM CAN BE MAILED IN THE ENCLOSED ENVELOPE (NO POSTAGE NECESSARY) OR HAND DELIVERED TO OUR BANK. IF YOU DO NOT RETURN THE FORM, YOUR ORDER WILL BE CANCELED.

     Details regarding the reduction in the appraisal and other important information, including our financial statements for the fiscal year ended September 30, 1998, are included in the enclosed Prospectus Supplement dated December __, 1998. Please read the supplement and the original prospectus dated August 12, 1998 carefully before you make a decision to purchase stock. We have enclosed a question and answer brochure that you may find helpful.

     You may also increase your order. If you want to increase your order, you must submit a new order form for the additional stock. A copy of the order form is enclosed for your convenience. The deadline for submitting the new order form is January __, 1999.

     If you have any questions, you may wish to attend our informational meeting scheduled for Tuesday, January 5, 1999. Please refer to the enclosed meeting invitation for the location and time. You may also call our stock information center at 315-287-4293.



Sincerely:


/s/
-----------------------------
   Richard F. Bennett
   President and CEO


     This letter is neither an offer to sell nor a solicitation of an offer to buy the common stock of Gouverneur Bancorp, Inc. The offer is made only by the Prospectus and Prospectus Supplement. The common stock of Gouverneur Bancorp, Inc. is not a savings account or a deposit, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency. The common stock is subject to investment risks, including possible loss of principal invested.

Dear Community Member:

     As you may be aware we did not receive sufficient subscriptions to close our offering of the common stock of Gouverneur Bancorp, Inc. When we began, we could not predict the turmoil that would occur in the stock market in the late summer and early fall of 1998. This volatility resulted in our inability to close the offering at the minimum range. After a review of the current market conditions, the Board of Directors has decided to proceed with the stock offering.

     In accordance with The Plan of Reorganization, our independent appraiser has reduced the appraisal of Gouverneur Bancorp, Inc, resulting in a reduction in the amount of stock we are selling. We believe that this reduction means the stock of Gouverneur Bancorp, Inc. will provide greater benefit to subscribers. The purchase price remains $5.00 per share.

     Details regarding the reduction in the appraisal and other important information, including our financial statements for the fiscal year ended September 30, 1998, are included in the enclosed Prospectus Supplement dated December __, 1998. Please read the supplement and the original prospectus dated August 12, 1998, carefully before you make a decision to purchase stock. We have enclosed a question and answer brochure that you may find helpful.

     If you wish to place an order for stock, please complete the enclosed order form and return it, along with your payment or withdrawal authorization, to the Gouverneur Bancorp Stock Information Center by 3:00 p.m. Eastern time on January 29,1999.

     If you have any questions, you may wish to attend our informational meeting scheduled for Tuesday, January 5, 1999. Please refer to the enclosed meeting invitation for the location and time. You may also call our stock information center at 315-287-4293.



Sincerely:


/s/
---------------------------------
    Richard F. Bennett
    President and CEO


     This letter is neither an offer to sell nor a solicitation of an offer to buy the common stock of Gouverneur Bancorp, Inc. The offer is made only by the Prospectus and Prospectus Supplement. The common stock of Gouverneur Bancorp, Inc. is not a savings account or a deposit, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency. The common stock is subject to investment risks, including possible loss of principal invested.

PROSPECT INVITATION


                           The Directors and Officers

                                       of

                     Gouverneur Savings and Loan Association

                     cordially invite you to attend a brief

                  presentation regarding the stock offering of

             Gouverneur Bancorp, Inc., our proposed holding company.



                               Please join us at:

                                   Place
                                   Address
                                   Date
                                   at ____ p.m.

                       Hors d'oeuvres will be served.

      Space is limited so Please call (315) 287-4293 if you plan to attend.

         Logo
                                                          Stock Offering Expires
                                                                 12:00 Noon
                                                            February ___, 1999
                                                               Stock Center
(Holding Company for Gouverneur Savings and                  42 Church Street
Loan Association)                                          Gouverneur, NY 13642
                                                              (315) 287-4293




                         SUPPLEMENTAL STOCK ORDER FORM
--------------------------------------------------------------------------------
NUMBER OF SHARES
--------------------------------------------------------------------------------
Number of Shares                  Purchase Price               Total Payment Due
---------------                                                -----------------
                          X           $5.00

The minimum number of shares that may be subscribed for is 25 and the maximum number is 60,000 shares per individual or per account. The limit for any person together with their associates or persons acting in concert in the Reorganization is 60,000 shares. Management has the discretion to increase or decrease the purchase limit within regulations. ORDERS OF $25,000 OR MORE MUST BE PAID BY GOUVERNEUR SAVINGS AND LOAN ASSOCIATION ACCOUNT WITHDRAWALS, CERTIFIED FUNDS, CASHIER'S CHECK OR MONEY ORDER.

--------------------------------------------------------------------------------
METHOD OF PAYMENT
--------------------------------------------------------------------------------

/ /  Enclosed is a check or money order made       Do not mail cash. Please
     payable to GOUVERNEUR BANCORP,                take cash payment in person
     INC. for $____________                        to any Gouverneur Savings and
                                                   Loan Association office

/ / I authorize Gouverneur Savings and Loan Association to withdraw the indicated amounts from the following Gouverneur Savings and Loan Association accounts, and understand that the amounts will not otherwise be available for withdrawal.

       Account Number                               Amount
------------------------------------- ----------------------------------

                                      $
------------------------------------- ----------------------------------
------------------------------------- ----------------------------------

                                      $
------------------------------------- ----------------------------------
------------------------------------- ----------------------------------

                                      $
------------------------------------- ----------------------------------
------------------------------------- ----------------------------------

                                      $
                                      ----------------------------------


                                    To withdraw from an account with check
                                    writing privileges, please write a check.
                                   (Call the Stock Center for IRA transactions.)

                                      There will be no penalty for early
                                      withdrawals of funds used to order stock.

--------------------------------------------------------------------------------
PURCHASER INFORMATION
--------------------------------------------------------------------------------

/ / Check here if you are a director, officer or employee of Gouverneur Savings and Loan Association or a member of their immediate families.

/ / Check here if you were a depositor on March 31, 1997, June 30, 1998 or July 31,1998. If you check this box, please enter all your account information for each of these dates below: (If you need additional space, please attach a separate sheet.)

     Name(s) on Accounts                          Account Number
----------------------------                  -------------------------

----------------------------                  -------------------------

----------------------------                  -------------------------

----------------------------                  -------------------------

----------------------------                  -------------------------

----------------------------                  -------------------------

    Name(s) on Accounts                            Account Number
----------------------------                  -------------------------

----------------------------                  -------------------------

----------------------------                  -------------------------

----------------------------                  -------------------------

----------------------------                  -------------------------

----------------------------                  -------------------------


/ / I am not acting in concert with any other persons purchasing stock in the Reorganization nor are any of my associates purchasing stock.

/ / I am acting in concert with the following purchasers and/or the following purchasers are my associates: _______________, ________________,
     _________________.

--------------------------------------------------------------------------------
STOCK REGISTRATION
--------------------------------------------------------------------------------

Please review the guidelines enclosed with this form. Print the name(s) in which you want the stock registered and the mailing address for the registration. Names must appear exactly as on your account at Gouverneur Savings and Loan Association if you are subscribing as an Eligible Account Holder, Supplemental Account Holder or Other Depositor. SUBSCRIPTION RIGHTS ARE NOT TRANSFERABLE.
Form of ownership: Please check one.
/ / Individual     / / Tenants in common           / / Uniform Transfers to
                                                       Minors Act
/ / Joint Tenants  / / Corporation or             / /  Uniform Gifts to Minors
                       partnership                     Act
/ / Other _________________                       / /  Fiduciary _____________
           please specify                                        adoption date
Tenants in common



----------------------------------------   -------------------------------------
Name                                       Social Security or Tax I.D. No.

----------------------------------------   -------------------------------------
----------------------------------------   -------------------------------------
Name                                       Evening Telephone

----------------------------------------   -------------------------------------
----------------------------------------   -------------------------------------
Street Address                             Daytime Telephone

----------------------------------------   -------------------------------------
----------------------------------------   -------------------------------------
City          State                  Zip   County of Residence


----------------------------------------   -------------------------------------

--------------------------------------------------------------------------------
NASD AFFILIATION
--------------------------------------------------------------------------------


/ / Check here and initial at the end of this paragraph if you are a member of the NASD or a person associated with an NASD member or a partner with a securities brokerage firm or a member of the immediate family of any such person to whose support such person contributes directly or indirectly or if you have an account in which an NASD member or person associated with an NASD member has a beneficial interest. In accordance with the conditions for an exception from the NASD Interpretation With Respect to Free Riding and Withholding, I agree (i) not to sell, transfer or hypothecate this stock for a period of 90 days following issuance and (ii) to report this subscription in writing to the applicable NASD member I am associated with within one day of payment of the stock. _____________________(Initial)

--------------------------------------------------------------------------------
ACKNOWLEDGEMENTS
--------------------------------------------------------------------------------

To purchase stock in the Subscription Offering, this fully completed Stock Order Form must be actually received by Gouverneur Savings and Loan Association no later than 12:00 noon, New York Time on February ___, 1999, unless extended, otherwise this Stock Order Form and all subscription rights will be void. Completed Stock Order Forms, together with the required payment or withdrawal authorization and signed Certification, may be delivered to Gouverneur Savings and Loan Association or may be mailed to the Post Office Box indicated on the enclosed business reply envelope. ALL RIGHTS EXERCISABLE HEREUNDER ARE NOT TRANSFERABLE AND SHARES PURCHASED UPON EXERCISE OF SUCH RIGHTS MUST BE PURCHASED FOR THE ACCOUNT OF THE PERSON EXERCISING SUCH RIGHTS. The undersigned certifies that this stock order is for my account only and there is no agreement or understanding regarding the transfer of my subscription rights or any further sales or transfer of these shares. If there is any such agreement or understanding, this subscription may be canceled by Gouverneur Savings and Loan Association.

It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Mutual Holding Company Reorganization and Stock Issuance of Gouverneur Savings and Loan Association described in the Prospectus dated August 12, 1998 and the Prospectus Supplement dated ____________, 1998, receipt of which is hereby acknowledged at least 48 hours prior to delivery of this Stock Order Form to Gouverneur Savings and Loan Association. If the minimum shares cannot be sold, all orders will be cancelled and funds received as payment, with accrued interest, will be returned promptly.

The undersigned agrees that after receipt by Gouverneur Bancorp, Inc., this Stock Order Form may not be modified, withdrawn or canceled (unless the Reorganization is not completed by ____________, 1999) and if Gouverneur Savings and Loan Association has been given authorization to withdraw a specified amount from deposit accounts at Gouverneur Savings and Loan Association as payment shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT INSURED OR GUARANTEED BY THE SAVINGS ASSOCIATION INSURANCE FUND, THE FDIC OR THE FEDERAL GOVERNMENT.

Under penalty of perjury, I certify that the Social Security or Tax ID Number on this Stock Order Form is true, correct and complete and that I am not subject to back-up withholding.

--------------------------------------------------------------------------------
SIGN BELOW (YOU MUST ALSO READ AND SIGN THE CERTIFICATION BELOW TO PURCHASE STOCK).
--------------------------------------------------------------------------------

Sign and date the form. When purchasing as a custodian, corporate officer, etc., include your full title. An additional signature is required only when payment is by withdrawal from an account that requires more than one signature to withdraw funds. YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS. THIS ORDER IS NOT VALID IF NOT SIGNED ON THE FRONT AND BACK.

IF YOU NEED HELP COMPLETING THIS FORM, YOU MAY CALL THE STOCK CENTER AT (315) 287-4293
--------------------------------------------------------------------------------
SIGN HERE AND BELOW
                          x
                          ------------------------------------------------------
                          Authorized Signature   Title(if applicable)     Date
            [  logo   ]   x
                          ------------------------------------------------------
                          Authorized Signature   Title(if applicable)     Date


CERTIFICATION: I/WE ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR AN ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY GOUVERNEUR SAVINGS AND LOAN ASSOCIATION OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I/we should call the Office of Thrift Supervision Regional Director, Northeast Regional Office, at (201) 413-1000.

I/We further certify that before purchasing the common stock, par value $0.01 per share, of Gouverneur Bancorp, Inc., I/we received a prospectus that contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment, including, among others, (1) Interest Rate Risk; (2) Geographic Concentration of Loans; (3) Limited Opportunities for Growth in the Bank's Market Area; (4) Competition; (5) Lending Risks; (6) Year 2000 Compliance; (7) Reliance on Chief Executive Officer; (8) Reduction in Return on Equity; Investment of Proceeds; (9) Increased Compensation and Other Expenses after the Reorganization; (10) The Mutual Holding Company Structure;
(11) Absence of Market for Common Stock; (12) Possible Increase in the Valuation Range and Number of Shares to be Issued; (13) Possible Dilution from Stock Options and the Restricted Stock Plan; (14) Possible Adverse Income Tax Consequences of the Distribution of Subscription Rights and (15) Regulation of Financial Institutions. See "Risk Factors" on pages 13 through 18 of the Prospectus. I/we further certify that I/we received and read a Prospectus Supplement dated ______________ which described additional risks including: (1) Negative General Market Conditions and Their Effect on the Updated Appraisal;
(2) Adverse Effects of the Potential Reduction in Amount of Stock Sold on Nasdaq Listing and (3) Lower Pro Forma Earnings Per Share and Book Value Per Share if Reorganization Completed Above the Minimum of the Amended Valuation Range appearing under the caption "Additional Risk Factors" on page 9 of the Supplement.

SIGNATURE:  _____________________          SIGNATURE: ____________________

PRINT NAME:_____________________           PRINT NAME:____________________